EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 8, 2005 (except as to Note 17, as to which the date is April 8, 2005 and except as to Notes 1, 2 and 16 as to which the date is July 19, 2005) included in the Form 10-K of Multiband Corporation and Subsidiaries (fka: Vicom Incorporated and Subsidiaries) for the year ended December 31, 2004, and to reference to our Firm under the caption "Experts" in the Registration Statement.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
September 2, 2005